Tortoise Capital Resources Corp. Releases Fiscal 2011 Financial Results

 Feb 13, 2012 - LEAWOOD, Kan.--(BUSINESS WIRE)-- Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the fiscal year ended Nov. 30, 2011, in its Annual Report on Form 10-K filed Feb. 13, 2012.

Recent Highlights

•	First quarter distribution of $0.11 with guidance of no less than $0.44 for 2012

•	Retained Corridor InfraTrust Management, LLC as primary manager

•	Financials have transitioned to focus on book value rather than net asset value

Business and Investment Outlook

Our objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and distribution growth. We invest primarily in the U.S. energy infrastructure sector. We historically were limited primarily to investing in securities of privately-held companies operating in the U.S. energy infrastructure sector. We believe the U.S. energy infrastructure sector offers significant opportunities for investment in real property assets. We believe that we can acquire these assets while also satisfying the income requirements for qualification as a real estate investment trust ("REIT"). We believe that becoming qualified and electing REIT status is in the best interests of our stockholders because a REIT can provide tax-efficient exposure to the energy infrastructure sector.

If we find sufficient suitable REIT-qualifying investments during 2012 and satisfy the REIT requirements throughout 2012, we expect to make an election to be treated as a REIT for tax purposes for 2012.

Annual Performance Review

Our stock price increased approximately 7.1 percent this year, closing at $7.80 on Nov. 30, 2011 compared to $7.28 on Nov. 30, 2010. This contributed to a total investment return based on market value and assuming reinvestment of distributions of approximately 12.6 percent for the year ended Nov. 30, 2011. The fair value of our investment securities, excluding cash equivalents, was approximately $68.9 million at Nov. 30, 2011, with approximately $41.9 million in private securities and approximately $27.0 million in publicly-traded securities.

Changes in Financial Reporting

As a result of the withdrawal of our prior election to be regulated as a BDC, we are no longer regulated by the 1940 Act. Our prospective reporting will conform to the format more commonly used by REITs. The most visible resulting change in our reporting will be the decreased emphasis on fair value based NAV to traditional historical cost based accounting of book value. This reporting does not change the strategy of holding our private investments until an attractive liquidity opportunity is presented.

In line with our intent and the change in our business during the fourth quarter 2011, book value per share is shown in place of NAV, and reflects the impact of consolidating the operations of Mowood as opposed to reporting it at fair value as in the prior periods presented. Net asset value and book value per share is generally determined as of the last day in the relevant period and therefore may not reflect the net asset value or book value per share on the date of the high and low sales prices. The net asset values and book value shown are based on outstanding shares at the end of each period.

Amounts previously reported as revenue in prior periods is now reflected below Income (Loss) from Operations. Investment income as presented in our 2010 10-K is now reflected in the line items "Distributions and income from investments, net" and "other Income." As we do not plan to make additional investments in securities (other than short term, highly liquid investments to be held pending acquisition of real property assets) and intend to liquidate our securities portfolio in an orderly manner, this presentation is consistent with our intentions to invest in real property assets which can be leased.

Liquidity and Capital Resources

We entered into a 180-day rolling evergreen margin loan facility with Bank of America, N.A. on Nov. 30, 2011. The terms of the agreement provide for a $10,000,000 facility that is secured by certain of our assets. Outstanding balances generally will accrue interest at a variable rate equal to one-month LIBOR plus 0.75 percent and unused portions of the facility will accrue a fee equal to an annual rate of 0.25 percent.

On Jan. 25, 2012, we filed an amendment to our shelf registration statement on Form S-3 with the Securities and Exchange Commission. When effective, the universal shelf registration will allow us to prudently raise additional capital. We expect to have greater flexibility in issuing securities with common equity participation features (such as warrants and convertible notes) and/or additional classes of stock (such as convertible preferred) in order to facilitate capital formation now that we are no longer subject to the restrictions of the 1940 Act.

We also hold publicly listed MLPs, which can be liquidated in order to fund future acquisitions. We expect to hold our private investments until a natural liquidity event is presented to each company.

Private Company Update

High Sierra Energy, LP and High Sierra Energy, GP's (High Sierra) fair value increased approximately $4.2 million since Nov. 30, 2010. High Sierra did not make cash distributions to its LP and GP unit holders during our first two fiscal quarters of the year. In the third quarter, High Sierra returned to paying cash distributions at $0.15 per unit and increased the per unit payout to $0.30 in our fourth quarter. In the coming year, we expect High Sierra to maintain its current level of cash distributions with modest room for growth.

In June 2011, we purchased an 8.2 percent ownership interest in Magnetar MLP Investment, LP (Magnetar MLP) for net consideration of $9.9 million. The Magnetar MLP investment represented an indirect investment into Lightfoot Capital Partners, LP (Lightfoot). In October 2011, Magnetar MLP sold a substantial portion of its interest in Lightfoot to provide liquidity to certain original investors in the fund. As part of their transaction we received direct ownership interests in Lightfoot (6.72 percent) and Lightfoot Capital Partners GP LLC (1.52 percent). The decrease in value since Aug. 31, 2011 (approximately $500,000) was due in large part to the anticipated expenses of potential acquisitions and capital market events in the coming year. The addition of the LNG facility and Lightfoot's existing refined product storage assets should provide for growing distributions in the future.

VantaCore Partners LP's (VantaCore) fair value decreased approximately $7.2 million since Nov. 30, 2010. VantaCore was unable to meet its minimum quarterly cash distribution (MQD) throughout this past year. Common and preferred unit holders elected to receive a small percentage of the MQD in cash with the remainder paid in newly issued preferred units. Although VantaCore has done a better job of meeting expectations, we continue to lower our EBITDA expectations for 2012 due to the economic outlook in the territories, which contributed to the reduction in fair value for VantaCore, particularly in the fourth quarter. We do believe that the fair value of VantaCore will ultimately increase as the construction and housing markets improve. Until that time, VantaCore continues to look for small acquisitions and operational improvements at its existing facilities.

Our independent valuation firm prepared a positive assurance valuation of our Mowood equity investment as of Nov. 30, 2011 even though the valuation is unaudited and not used as the carrying value in the consolidated financial statements. The valuation increased slightly from that which was reported last quarter. In 2012 we expect Mowood to meet and slightly exceed 2011 EBITDA. Mowood has a revolving note payable with a financial institution with a maximum borrowing base of $1,250,000. Borrowings on the note are secured by all of Mowood's assets. Interest accrues at LIBOR, plus a 400 percent margin (4.25 percent at Nov. 30, 2011), is payable monthly, with all outstanding principal and accrued interest payable on October 29, 2012. There are no outstanding borrowings under this agreement at Nov. 30, 2011. The agreement contains various restrictive covenants, with the most significant relating to minimum consolidated fixed charge ratio, the incidence of additional indebtedness, member distributions, extension of guaranties, future investments in other subsidiaries and change in ownership.

Our Manager

We are externally managed by Corridor InfraTrust Management, LLC (formerly Corridor Energy, LLC) ("Corridor"). Corridor is an asset manager specializing in financing the acquisition or development of infrastructure real property assets. Corridor assists us in identifying infrastructure real property asset investments that can be leased to businesses that make goods, provide services or own assets other than securities, and is generally responsible for our day-to-day operations.

Tortoise Capital Advisors, L.L.C., a registered investment adviser ("TCA"), provides us certain securities focused investment services necessary to evaluate, monitor and liquidate our remaining securities portfolio and also provides us with certain operational (i.e. non-investment) services. Corridor compensates TCA for the securities focused investments and services TCA provides to us.

Earnings Call

Tortoise Capital Resources Corp. will host a conference call at 1:00 p.m. CST on Tuesday, Feb. 14, 2012 to discuss its financial results for the fiscal year. Please dial-in to the call at 877-407-9210 approximately five to 10 minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available until 11:59 p.m. CST Feb. 29, 2012, by dialing 877-660-6853. The ID # for playback is 286 and the Conference ID # is 388587. A replay of the webcast will also be available on Tortoise's website at www.tortoiseadvisors.com through Feb. 14, 2013.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO's portfolio includes companies and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC.

About Corridor InfraTrust Management

Corridor InfraTrust Management, LLC is an asset manager specializing in financing the acquisition or development of real property infrastructure assets. Corridor is Manager of Tortoise Capital Resources Corp, (NYSE: TTO). Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $7.8 billion of assets under management as of Jan. 31, 2012. For more information, visit Corridor's website at www.corridortrust.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

Tortoise Capital Resources Corporation
CONSOLIDATED BALANCE SHEETS

	November 30, 2011	November 30, 2010

Assets
Trading securities, at fair value	$27,037,642	$20,806,821
Other equity securities, at fair value	41,856,730	72,929,409
Leased property, net of accumulated depreciation of $294,309	13,832,540	-
Cash and cash equivalents	2,793,326	1,466,193
Property and equipment, net of accumulated depreciation of $1,483,616	3,842,675	-
Escrow receivable	1,677,052	-
Accounts receivable	1,402,955	-
Intangible lease asset, net of accumulated amortization of $121,641	973,130	-
Lease receivable	474,152	-
Prepaid expenses	140,017	25,023
Receivable for Adviser expense reimbursement	121,962	109,145
Interest receivable	-	42,778
Deferred tax asset	27,536	656,743
Other assets	107,679	5,281
Total Assets	94,287,396	96,041,393

Liabilities and Stockholders' Equity
Liabilities
Management fees payable to Adviser	365,885	327,436
Accounts payable	597,157	-
Long-term debt	2,279,883	-
Lease obligation	107,550	-
Accrued expenses and other liabilities	510,608	234,784
Total Liabilities	3,861,083	562,220

Stockholders' Equity
Warrants, no par value; 945,594 issued and outstanding
at November 30, 2011 and November 30, 2010
(5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 9,176,889 shares issued and outstanding at November 30, 2011 and 9,146,506 shares issued
and outstanding at November 30, 2010 (100,000,000 shares authorized)	9,177	9,147
Additional paid-in capital	95,682,738	98,444,952
Accumulated deficit	(6,636,302)	(4,345,626)
Total Stockholders' Equity	$90,426,313	$95,479,173
Total Liabilities and Stockholders' Equity	$94,287,396	$96,041,393

Book value per share (total stockholders' equity divided by shares outstanding)	$9.85	$10.44

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF INCOME

	Year Ended November 30, 2011	Year Ended November 30, 2010	Year Ended November 30, 2009
Revenue
Sales Revenue	$2,161,723	$-	$-
Lease income	1,063,740	-	-
Total Revenue	3,225,463	-	-

Expenses
Cost of sales	1,689,374	-	-
Management fees, net of expense reimbursements	968,163	925,820	1,126,327
Asset acquisition expense	638,185	-	-
Professional fees	548,759	590,486	553,856
Depreciation expense	364,254	-	-
Operating expenses	196,775	-	-
Directors' fees	70,192	92,053	90,257
Interest expense	36,508	45,619	627,707
Other expenses	183,674	244,398	267,666
Total Expenses	4,695,884	1,898,376	2,665,813

Loss from Operations, before Income Taxes	(1,470,421)	(1,898,376)	(2,665,813)
Deferred tax expense	557,017	708,217	313,024
Loss from Operations	$(913,404)	$(1,190,159)	$(2,352,789)

Other Income
Net realized and unrealized gain (loss) on trading securities	2,299,975	(894,531)	144,723
Net realized and unrealized gain (loss) on other equity securities	2,283,773	20,340,602	981,909
Distributions and dividend income, net	651,673	1,853,247	1,743,017
Other income	40,000	38,580	61,514
Total Other Income, before Income Taxes	$5,275,421	$21,337,898	$2,931,163
Current tax expense	(253,650)	-	-
Deferred tax expense	(1,186,224)	(5,480,865)	(567,380)
Income tax expense, net	(1,439,874)	(5,480,865)	(567,380)
Total Other Income	$3,835,547	$15,857,033	$2,363,783

Net Income	$2,922,143	$14,666,874	$10,994

Earnings Per Common Share:
Basic and Diluted	$0.32	$1.61	$0.00

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	9,159,809	9,107,070	8,997,145

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock
	Shares	Amount	Warrants	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at December 1, 2008	8,962,147	$8,962	$1,370,700	$106,869,132	$(19,023,494)	$89,225,300
Net Income					10,994	10,994
Distributions to stockholders sourced as return of capital				(5,582,473)		(5,582,473)
Reinvestment of distributions to stockholders	115,943	116		642,648		642,764
Balance at November 30, 2009	9,078,090	9,078	1,370,700	101,929,307	(19,012,500)	84,296,585
Net Income					14,666,874	14,666,874
Distributions to stockholders sourced as return of capital				(3,915,124)		(3,915,124)
Reinvestment of distributions to stockholders	68,416	69		430,769		430,838
Balance at November 30, 2010	9,146,506	9,147	1,370,700	98,444,952	(4,345,626)	95,479,173
Net Income					2,922,143	2,922,143
Distributions to stockholders sourced as return of capital				(3,755,607)		(3,755,607)
Reinvestment of distributions to stockholders	30,383	30		252,212		252,242
Consolidation of wholly-owned subsidiary				741,181	(5,212,819)	(4,471,638)
Balance at November 30, 2011	9,176,889	$9,177	$1,370,700	$95,682,738	$(6,636,302)	$90,426,313

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended November 30, 2011	Year Ended November 30, 2010	Year Ended November 30, 2009
Operating Activities
Net Income	$2,922,143	$14,666,874	$10,994
Adjustments:
Return of capital on distributions received	2,845,434	3,064,204	6,791,394
Deferred income tax expense, net	629,207	4,772,648	254,356
Depreciation expense	364,254	-	-
Amortization of intangible lease asset	121,641	-	-
Amortization of assumed debt premium	(94,611)	-	-
Realized and unrealized (gain) loss on trading securities	(2,299,975)	894,531	(144,723)
Realized and unrealized (gain) loss on other equity securities	(2,283,773)	(20,340,602)	(981,909)
Changes in assets and liabilities:
(Increase) decrease in interest, dividend and distribution receivable	42,778	(42,774)	77,218
Decrease in lease receivable	237,077	-	-
Increase in accounts receivable	(92,473)	-	-
Decrease in income tax receivable	-	-	212,054
Decrease (increase) in prepaid expenses and other assets	70,109	(13,429)	91,004
Increase (decrease) in management fees payable to Adviser, net of expense reimbursement	25,632	(30,926)	(195,410)
Increase in accounts payable	236,579	-	-
Increase (decrease) in accrued expenses and other liabilities	38,424	(47,625)	(79,874)
Net cash provided by operating activities	$2,762,446	$2,922,901	$6,035,104

Investing Activities
Purchases of long-term investments	(38,060,281)	(10,633,882)	(6,669,391)
Proceeds from sales of long-term investments	53,950,583	15,762,612	24,312,558
Cash paid in business combination	(12,250,000)	-	-
Purchases of property and equipment	(1,045)	-	-
Net cash provided by investing activities	$3,639,257	$5,128,730	$17,643,167

Financing Activities
Payments on long-term debt	(1,221,000)	-	-
Payments on lease obligation	(44,816)	-	-
Advances from revolving line of credit	-	-	900,000
Repayments on revolving line of credit	(400,000)	(4,600,000)	(18,500,000)
Distributions paid to common stockholders	(3,503,365)	(3,484,284)	(4,939,797)

Net cash used in financing activities	$(5,169,181)	$(8,084,284)	$(22,539,797)

Net Change in Cash and Cash Equivalents	$1,232,522	$(32,653)	$1,138,474
Consolidation of wholly-owned subsidiary	94,611	-	-
Cash and Cash Equivalents at beginning of year	1,466,193	1,498,846	360,372
Cash and Cash Equivalents at end of year	$2,793,326	$1,466,193	$1,498,846

Supplemental Disclosure of Cash Flow Information
Interest paid	$176,595	$66,703	$674,245
Income taxes paid	$253,650	$-	$-
Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$252,242	$430,838	$642,764

Tortoise Capital Advisors, LLC
Pam Kearney, 866-362-9331
Investor Relations
info@tortoiseadvisors.com